Exhibit 99.1

THIS PRESS RELEASE IS NOT INTENDED TO BE RELEASED, DISTRIBUTED OR MADE PUBLIC, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN ANY STATE OR JURISDICTION IN WHICH SUCH RELEASE, PUBLICATION OR DISTRIBUTION WOULD BE UNLAWFUL OR DEMAND FURTHER DOCUMENTATION, FILINGS OR OTHER MEASURES IN ADDITION TO SWEDISH LAW. THE OFFER IS NOT BEING MADE TO (AND ACCEPTANCES WILL NOT BE ACCEPTED FROM) PERSONS IN JURISDICTIONS WHERE THEIR PARTICIPATION DEMAND FURTHER DOCUMENTATION, FILINGS OR OTHER MEASURES IN ADDITION TO SWEDISH LAW. THIS PRESS RELEASE IS NOT AN EXTENSION INTO THE UNITED STATES OF THE OFFER MENTIONED BELOW AND IS NOT AN OFFER TO SELL SECURITIES OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN THE UNITED STATES. THIS PRESS RELEASE MAY NOT BE RELEASED, DISTRIBUTED OR MADE PUBLIC IN AUSTRALIA, HONG KONG, CANADA, JAPAN, NEW ZEALAND OR SOUTH AFRICA. PLEASE SEE THE IMPORTANT NOTICE UNDER "IMPORTANT INFORMATION" AT THE END OF THIS DOCUMENT.

THIS PRESS RELEASE HAS BEEN PUBLISHED IN SWEDISH AND ENGLISH. IN THE EVENT OF ANY DISCREPANCY BETWEEN THE SWEDISH ORIGINAL TEXT AND THE ENGLISH TRANSLATION, THE SWEDISH ORIGINAL TEXT SHALL PREVAIL.

Press release 24 November 2015

Extended acceptance period in Progenics' offer to acquire the shares in EXINI has ended

On 13 October 2015 Progenics Pharmaceuticals, Inc. ("Progenics") announced a cash offer to the shareholders of EXINI Diagnostics AB (publ) ("EXINI") to acquire all outstanding shares in EXINI for SEK 3.15 in cash per share (the "Offer"). At the end of the initial acceptance period, which expired on 5 November 2015 at 5.00 p.m. (CET), the Offer had been accepted by shareholders representing a total of 16,993,873 shares, corresponding to approx. 92.45 percent of the total shares in EXINI. Progenics thus decided to complete the Offer and declared the Offer unconditional and extended the acceptance period.

At the end of the extended acceptance period on 20 November 2015 at 5.00 p.m. (CET), the Offer had been accepted by additional shareholders representing 800,977 shares. Progenics will not further extend the acceptance period and controls after completion of the Offer a total of 17,794,850 shares, corresponding to 96.81 percent of the total shares in EXINI.

Settlement for shares tendered during the extended acceptance period is expected to start on or around the 27 November 2015.

Progenics has by sending a letter to the board of EXINI initiated a compulsory redemption (squeeze- out) of the remaining shares in EXINI. EXINI has on 23 November 2015 announced that it will be delisted from Nasdaq First North, Stockholm and that the last trading day in the share will be 4 December 2015.

For additional information, please contact:

Progenics Pharmaceuticals, Inc
Melissa Downs, Investor Relations Manager	Phone +1 (914) 789-2801
Email mdowns@progenics.com

This information was submitted for publication on 24 November 2015 at 08.00 a.m. (CET).

About Progenics
Progenics Pharmaceuticals, Inc. is developing innovative medicines for oncology, with a pipeline that includes several product candidates in later-stage clinical development. Among the assets in its pipeline of targeted radiotherapy and molecular imaging compounds is AZEDRA™, an ultra-orphan radiotherapy candidate currently in a phase 2 study under an SPA. The Company's PSMA-targeted product candidates for prostate cancer include two small molecule imaging agents 1404 and PyL, and two therapeutic agents PSMA ADC, an antibody drug conjugate, and 1095, a small molecule radiotherapeutic. Progenics's first commercial product, RELISTOR® (methylnaltrexone bromide) for opioid-induced constipation, is partnered with and marketed by Valeant Pharmaceuticals International, Inc.  Progenics' shares are quoted on the NASDAQ Stock Market LLC, New York, US, under the symbol PGNX. For additional information, please visit www.progenics.com.

About EXINI

EXINI develops and provides advanced software for automated image analysis, increasing accuracy and improving clinical efficiency when treating prostate cancer and other diseases. EXINI's image analysis technology combines the power of artificial neural networks, expert medical knowledge and large databases. The Company's products are designed to support the quality visualization and quantification of disease states in automated reports. EXINI's principal product is a bone scan index product, EXINIboneBSI.

IMPORTANT INFORMATION

This press release has been published in Swedish and English. In the event of any discrepancy between the Swedish original text and the English translation, the Swedish original text shall prevail.

The Offer pursuant to the terms and conditions presented in this press release is not being made to persons whose participation in the Offer requires that an additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish regulations.

This press release and any related Offer documentation are not being distributed and must not be mailed or otherwise distributed or sent in or into any country in which the distribution or offering would require any such additional measures to be taken or would be in conflict with any law or regulation in such country – any such action will not be permitted or sanctioned by Progenics. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions may be disregarded.

The Offer is not being and will not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States. This includes, but is not limited to facsimile transmission, electronic mail, telex, telephone, the internet and other forms of electronic transmission. The Offer cannot be accepted and shares may not be tendered in the Offer by any such use, means, instrumentality or facility of, or from within Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States or by persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States. Accordingly, this press release and any related Offer documentation are not being and should not be mailed or otherwise transmitted, distributed, forwarded or sent in or into Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States or to any Australian, Hong Kong, Japanese, Canadian, New Zealand, South African or U.S. persons or any persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States.

Any purported tender of shares in an Offer resulting directly or indirectly from a violation of these restrictions will be invalid and any purported tender of shares made by a person located in Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States or any agent fiduciary or other intermediary acting on a non-discretionary basis for a principal giving instructions from within Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States will be invalid and will not be accepted. Each holder of shares participating in the Offer will represent that it is not an Australian, Hong Kong, Japanese, Canadian, New Zealand, South African or U.S. person, is not located in Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States and is not participating in such Offer from Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States or that it is acting on a non- discretionary basis for a principal that is not an Australian, Hong Kong, Japanese, Canadian, New Zealand, South African or U.S. person, that is located outside Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States and that is not giving an order to participate in such offer from Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States. Progenics will not deliver any consideration from the Offer into Australia, Hong Kong, Japan, Canada, New Zealand, South Africa or the United States.

For the purpose of this press release "United States" and "U.S." means the United States of America (including its territories and possessions, every State in the United States and the District of Columbia).

Forward-looking information

Statements in this press release relating to future status and circumstances, including statements regarding future performance, growth and other projections as well as benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as "anticipates", "expects", "believes", or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Progenics. Any such forward-looking statements speak only as of the date on which they were made and Progenics has no obligation (and undertakes no such obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable regulations.